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                                                                    EXHIBIT 24.1


              Consent of Independent Certified Public Accountants
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Earl Scheib, Inc.
Beverly Hills, California

        We hereby consent to the incorporation by reference in the Registration Statements of Earl Scheib, Inc. on Forms S-8 (Registration Numbers 33-87128, 33-87130 and 33-63327), Post-Effective Amendment No. 1 to Registration Statement No. 33-87132 of Earl Scheib, Inc. on Form S-8, and Registration Statement on Form S-3, (Registration Number 33-87126) of our report dated June 26, 1995, relating to the audit of the consolidated financial statements of Earl Scheib, Inc., and Subsidiaries for the year ended April 30, 1995 which are contained in and incorporated by reference to the Audit Report on Form 10-K for the year ended April 30, 1997.


                                              /s/ BDO SEIDMAN, LLP


Los Angeles, California
July 28, 1997

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To the Stockholders and Board of Directors
Earl Scheib, Inc.


We have audited the accompanying consolidated statements of operations, stockholders equity, and cash flows of Earl Scheib, Inc. and subsidiaries for year ended April 30, 1995. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated results of operations and cash flows of Earl Scheib, Inc. and subsidiaries for year ended April 30, 1995, in conformity with generally accepted accounting principles.


                                             /s/ BDO SEIDMAN, LLP


Los Angeles, California
June 26, 1995